Exhibit 10.32.1

FIRST AMENDMENT TO EXECUTIVE

PARKING MANAGEMENT AGREEMENT

                This First Amendment to Executive Parking Management Agreement made as of the I’’ day of August, 1999, by and among APCOA/Standard Parking, Inc., a Delaware corporation (the ‘‘Company’’), D&E Parking, Inc., a California corporation (the ‘‘Manager’’), Edward E. Simmons (‘‘Simmons’’) and Dale G. Stark (‘‘Starle’). The foregoing shall be referred to, collectively, as ‘‘Parties’’ and, individually as a ‘‘Party’’).

RECITALS-

                A.            The Parties entered into that certain Executive Parking Management Agreement dated as of May 1, 1998 (the ‘‘Agreement’’).

                B.            The Parties desire to amend the Agreement on the terms and conditions set forth below.

                NOW THEREFORE, in consideration of the promises hereto and the agreements and covenants hereinafter contained, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

                I.              Definition . Article I of the Agreement is hereby amended as follows:

                                a.     Sections 1.7 and 1.8 of the Agreement are hereby deleted.

                                b.     The following Sections are hereby added to the Agreement, as follows:

                                        ‘‘1.11-A ‘Plateau’ means:

                                                                                        (i)    a.     for Simmons, the fiscal year 1999 ‘‘Plateau’’ shall be $2,638,000; and

                                                                                        b.     for Stark, the fiscal year 1999 ‘‘Plateau’’ shall be $3,238,000.

                                                                                        00    the fiscal year 2000 ‘‘Plateau’’ (for both Stark and Simmons) shall be calculated to include 50% of the actual net profit of the Hawaiian Region for the calendar year 1999, calculated using a methodology similar to that used to calculate the Western Region Net Profit.

For purposes of setting the Plateau for any fiscal year, the Plateau will be adjusted in a manner consistent with the methodology used by the Company to adjust the plateaus of other senior vice presidents of the Company affected by corporate acquisitions in their respective regions (the ‘‘Acquisition Adjustment’’).

                                                                ‘‘1.17 ‘Western Urban Division’ shall mean those states and provinces that compose the urban division of the Company’s Western Region for the purposes of Company’s financial reporting, as such region may be modified from time to time.

                                                                ‘‘1.17 ‘Western Urban Division Net Prorit’ shall mean net lease and management fee income derived from Parking Services provided in the Western Urban Division, plus management services income attributable to the Western Urban Division, less (i) general and administrative costs for the Western Urban Division, and (ii) depreciation and amortization expense related to capital expenditures made in the Western Urban Division, but excluding depreciation and amortization expense related to direct acquisition costs for business acquisitions (i.e. goodwill amortization and purchase accounting cost of contract amortization).

                2.             Incentive Fee. Article 4 of the Agreement is hereby amended by deleting Section 4.2 in its entirety and substituting the following in place thereof

‘‘Section 4.2 Incentive Fee. In addition to the Base Fee set forth in Section 4.1 hereof, the Manager shall be entitled to an annual ‘‘Incentive Fee’’ for as long as at least one of the Employees continues to perform services under this Agreement, determined in the manner set forth below;

                                                                (a)   So long as Simmons continues to provide services under this Agreement, a portion of the Incentive Fee (the ‘‘Simmons Incentive!’), shall be an amount equal to -two and one-half percent (2.5%) of the Western Urban’Division Net Profit for each-applicable-fiscal year of the Company in excess of the Plateau for that fiscal year; p-his

                                                                (b)   So long as Stark continues to provide services under this Agreement, a portion of the Incentive Fee (the ‘‘Stark Incentive’), shall consist of the following two components:

                                                                        (1)   an amount equal to two and one-half percent (2.5%) of the Western Urban Division Net Profit for each applicable fiscal year of the Company in excess of the Plateau for that fiscal year; and

                                                                        (2)   an amount not to exceed Fifteen Thousand Dollars ($15,000.00), which will be based upon the Company’s subjective evaluation of Stark’s ability to meet or exceed the targeted expectations established for him from time to time as mutually agreed by the Manager and the
                                Company.

                                (c)                           Notwithstanding the amounts of the Simmons Incentive and the Stark
              Incentive for any given fiscal year, in no event shall the aggregate Incentive Fee payable for any given fiscal year be less than Fifty Thousand Dollars ($50,000.00).

                                (d)                           The Incentive Fee shall be determined by the Company and paid in one single sum on or before each April 15d’ following the end of the applicable fiscal year of the Company during the term of this Agreement.’’

                3.             Simmons Employment Agreement. Simmons acknowledges the terms of the Employment Agreement (the ‘‘Employment Agreement’’) of even date herewith by and between the Company and Simmons. in the event of a conflict between the provisions contained in this Agreement and the provisions of the Employment Agreement, Simmores agrees that the provisions contained in the Employment Agreement shall govern and control. This Paragraph 3 is only applicable to Simmons and has no effect on Stark.

                4.             No Other Amendments. Except as expressly amended hereby, the Agreement shall remain unchanged and in full force and effect.

                IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

APCOA/Standard Parking, Inc.		D&E Parking, Inc.

By:	/s/ James A. Wilhelm	By:	/s/ Ed Simmons
James A. Wilhelm		Edward E. Simmons
Senior Vice President		President
Chief Operations Officer
/s/ Ed Simmons
Edward E. Simmons, individually

/s/ Dale G. Stark
Dale G. Stark, individually